Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

                  We consent to the incorporation by reference in this Registration Statement of Fedders Corporation on Form S-4 of our reports dated October 13, 2000, appearing in the Annual Report on Form 10-K of Fedders Corporation for the fiscal year ended August 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
April ____ 2001